                                                                   EXHIBIT 10.6



                    REVOLVING CREDIT AND SECURITY AGREEMENT





                                    BETWEEN




                     ADVANCED COMMUNICATIONS SYSTEMS, INC.
                                   "BORROWER"



                                      AND




                       FIRST UNION COMMERCIAL CORPORATION
                                     "BANK"




                             Dated: March 1, 1997

                    REVOLVING CREDIT AND SECURITY AGREEMENT


              THIS REVOLVING CREDIT AND SECURITY AGREEMENT (the "Agreement"), dated as of March 1, 1997 between ADVANCED COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (the"Borrower"), and FIRST UNION COMMERCIAL CORPORATION, a North Carolina banking corporation, its successors and assigns (the "Bank");

                             W I T N E S S E T H :

         In consideration of the premises and of the mutual covenants herein contained and to induce the Bank to extend credit to the Borrower, the parties agree as follows:

1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

         1.1     Defined Terms.

                 "Account" shall mean any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                 "Account Debtor" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

                 "Advance" shall mean an advance of proceeds of the Revolving Loan to the Borrower pursuant to this Agreement, on any given Advance Date.

                 "Advance Date" shall mean the date as of which an Advance is made.

                 "Advance Request" shall mean the written request for an Advance under the Revolving Loan as identified in Section 3.3 ("Notice and Manner of Borrowing") hereof.

                 "Affiliate" of a named Person shall mean (a) any Person owning 5% more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

                 "Borrowing Base" shall have the meaning set forth in Section
3.2 hereof ("Limitations on Advances").

                 "Business Day" shall mean a weekday on which commercial banks are open for business in Fairfax, Virginia.

                 "Cash Flow" means as to the Borrower for any period of determination thereof, the sum of (a) EBIT, plus (b) non-cash expenses and cash rent, less (c) the sum of unfinanced capital expenditures, dividends (other than distributions made in connection with the initial public offering and permitted under Section 5.9 hereof) and cash taxes; all calculated in accordance with generally accepted accounting principles consistently applied.

                 "Chattel Paper" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                 "Code" shall mean the Uniform Commercial Code, as in effect in the Commonwealth of Virginia from time to time.

                 "Collateral" means the following property of the Borrower, wherever located and whether now owned by Borrower or hereafter acquired: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) all Equipment; (e) all funds in the Special Loan Account or otherwise on deposit with or under the control of the Bank or its agents or correspondents; and (f) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

                 "Debt" shall mean all liabilities of a Person as determined under generally accepted accounting principles and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

                 "Debt Service" means for any period of determination thereof, an amount equal to the total of (a) the aggregate amount of all payments of interest in respect of Indebtedness of the Borrower scheduled to be due and payable during such period, plus (b) current maturities of long term debt and capitalized leases to be due and payable during such period, plus
(c) rent paid for such period.

                 "Debt Service Coverage Ratio" means for any period of determination the ratio of (a) Cash Flow to (b) Debt Service for the prior twelve month period.

                 "Default Rate" shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of (a) five (5) percentage points above the rate on the Loan otherwise in effect from time to time, or (b) the highest rate of interest allowed by law.

                 "EBIT" shall mean as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with generally accepted accounting principles consistently applied, plus (b) interest expense and federal and state taxes for such period.

                 "EBITDA" shall mean as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with generally accepted accounting principles consistently applied, plus (b) interest expense and federal and state taxes for such period, plus (c) depreciation and amortization of assets for such period, all as determined on a consolidated basis for the twelve (12) month period then ending.

                 "Eligible Accounts" shall mean all Accounts (valued net of any sales tax included in the invoiced amount, the maximum amount of any discounts or other reductions) of the Borrower as to which the Bank has a first priority perfected security interest subject only to Permitted Liens, excluding (a) Accounts outstanding for ninety (90) days or more from the date of invoice; (b) all Accounts owed by an Account Debtor if more than fifty percent (50%) of the Accounts owed by such Account Debtor (or any Affiliate) to the Borrower are ineligible because they are aged beyond ninety (90) days (provided, however, with respect to Eligible Government Accounts, such exclusion shall apply on a contract by contract basis - not to the agency or department as a whole); (c) Accounts owing from any Affiliate of the Borrower; (d) Accounts owed by a creditor of the Borrower or which are in dispute or subject to any counterclaim, contra-account or offset; (e) Accounts owing by any Account debtor which is insolvent or generally unable to pay its debts as they become due; (f) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (g) accounts owed by an Account Debtor outside the United States; (i) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale; (j) the total Accounts owed by an Account Debtor and its Affiliates exceeds a credit limit established by the Bank in its discretion (to the extent of such excess);
(k) the Account is evidenced by a note or other instrument, or Chattel Paper or reduced to judgment; (l) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by the Borrower's creditors or other third parties or which are owed by Account Debtors as to whom any creditor of the borrower (including any bonding company) has lien rights; and (m) Accounts of the type described in Exhibit 1.1B (if any) and other Accounts the validity, collectibility or amount of which is determined in good faith by the Borrower or the Bank to be doubtful. No Accounts shall be Eligible Accounts if any representation, warranties or covenants herein relating thereto shall be in default.

                 "Eligible Commercial Accounts" shall mean all Eligible Accounts, other than Eligible Government Accounts, but will include all Eligible Accounts which are from subcontractors on contracts with the United States of America or any department or agency thereof or any state government or any department or agency thereof.

                 "Eligible Government Accounts" shall mean all Eligible Accounts due from the United States of America, or any department or agency thereof, plus all Eligible Accounts owed by the government of any State (other than the District of Columbia).


                 "Equipment" shall mean all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of a Person of every description, except Inventory and in addition includes all property included in the definition of "equipment" as used in the Code.

                 "Event of Default" shall mean any event specified as such in
Section 6.1 hereof ("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

                 "General Intangibles" shall mean all intangible personal property (including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software
owned by a Person, or which a Person has the right to use, and all   rights
for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

                 "Indebtedness" shall mean all obligations now or hereafter owed to the Bank by the Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, sums advanced to pay overdrafts on any account maintained by the Borrower with the Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of the Borrower, or its Subsidiaries, amounts paid by the Bank under letters of credit or drafts accepted by the Bank for the account of the Borrower or its Subsidiaries, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by the Bank which the Bank pays or incurs in discharge of obligations of the Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

                 "Inventory" means all goods, merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

                 "Lien" (collectively "Liens") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

                 "Loan" shall mean the Revolving Loan identified in Section 3.1 hereof ("Revolving Loan").

                 "Loan Documents" shall mean this Agreement, any other Security Agreement, any Note, any Guaranty Agreement, the Advance Requests, UCC-l financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

                 "Maximum Loan Amount" shall mean Five Million Dollars ($5,000,000) such other amount as the Bank may consent to in writing from time to time.

                 "Note" shall mean the Revolving Note, as defined in Section
3.1 ("Revolving Loan"), and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

                 "Permitted Debt" shall mean (a) the Indebtedness; and (b) any other Debt listed on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit; and (c) such other Debt as the Bank may consent to in writing from time to time.

                 "Permitted Liens" shall mean (a) Liens securing the Indebtedness; (b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Bank's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein;
(c) Liens described on Exhibit 1.1D hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets; and
(d) such other Liens as the Bank may consent to in writing from time to time.

                 "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

                 "Prime Rate" shall mean that index rate of interest per annum announced from time to time by the Bank (or its successor) as its "prime rate" or "prime lending rate" (which rate shall not necessarily be the best or lowest rate for any particular type of loan or for loans to any particular class or category of customer). A change in the Prime Rate shall become effective from the beginning of the day on which such change is announced by the Bank.

                 "Security Agreement" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by the Borrower or other Person granting the Bank a security interest in any Collateral to secure the Indebtedness.

                 "Special Loan Account" shall mean the demand deposit account established pursuant to Section 3.5 hereof ("Special Loan Account").

                 "Subsidiary" shall mean any corporation, partnership or other Person in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower.

                 "Tangible Net Worth" shall mean the net worth of the Borrower according to generally accepted accounting principles, less leasehold improvements; debt service to shareholders; deferred assets other than prepaid insurance and prepaid taxes; patents, copyrights, trademarks, trade names, noncompete agreements, franchises and other intangibles; goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned thereto on the books of such Person; unamortized debt discount and expense; Accounts other than the Eligible Accounts and any Accounts, notes or other amounts due from Affiliates; and any other amounts categorized as intangibles under generally accepted accounting principles.

                 "Total Funded Debt" shall mean for any period of determination thereof, an amount equal to the aggregate amount of all payments in principal in respect of Indebtedness of the Borrower scheduled to be due and payable during such period together with all other interest bearing liabilities of the Borrower.

         1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meanings shall be specified.

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by the Bank to the Borrower:

         2.1 Valid Existence and Power. The Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. The Borrower and each other Person which is a party to any Loan Document (other than the Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

         2.2 Authority. The execution, delivery and performance thereof by the Borrower and each other Person (other than the Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

         2.3 Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to the Bank, neither the Borrower nor any Subsidiary has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person, except as described on
Exhibit 2.3 (if any). The Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Borrower, such as general economic or industry trends) concerning the conditions or future prospects of the Borrower or any Subsidiary which has not been fully disclosed to the Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to the Bank.

         2.4 Litigation. Except as disclosed on Exhibit 2.4 (if any), there are no suits or proceedings pending, or to the knowledge of the Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Borrower, any Subsidiary or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Borrower or such Subsidiary.

         2.5 Agreements, Etc. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is any such Person in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

         2.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

         2.7 Title. The Borrower and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. The Borrower alone has full ownership rights in all Collateral.

         2.8 Collateral. The security interests granted to the Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in the Borrower's business.

         2.9 Location. The chief executive office of the Borrower where the Borrower's business records are located is the address designated for notices in Section 8.4 ("Notices") and the Borrower has no other places of business except as shown on Exhibit 2.9 (if any).

         2.10 Taxes. The Borrower and each Subsidiary has filed all federal and state income and other tax returns which, to the best knowledge of the Borrower, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither the Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. The Borrower and each Subsidiary has paid all sales and excise taxes payable by it.

         2.11 Withholding Taxes. The Borrower and each Subsidiary has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

         2.12 Labor Law Matters. No goods or services have been or will be produced by the Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

         2.13 Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights;(b) not subject to any defense, setoff, claim or counterclaim of a material nature against the Borrower except as to which the Borrower has notified the Bank in writing; and
(c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Borrower has notified the Bank in writing. Each Account included in any Advance Request, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

         2.14 Use and Location of Collateral. The Collateral is located only, and shall at all times be kept and maintained only, at the Borrower's location or locations as described herein. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless the Bank has otherwise agreed in writing.

         2.15 Judgment Liens. Neither the Borrower nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

         2.16 Intent and Effect of Transactions. This Agreement and the transactions contemplated herein (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Borrower has been, is now, or may hereafter become indebted; (b) do not render the Borrower insolvent nor is the Borrower insolvent on the date of this Agreement; (c) do not leave the Borrower with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and
(d) are not entered into with the intent to incur, or with the belief that the Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

         2.17 Subsidiaries. If the Borrower has any Subsidiaries, they are listed on Exhibit 2.17. As of January 1, 1997, the Borrower will acquire Fairfax Communications Ltd.

         2.18 Hazardous Materials. Except as set forth herein, the Borrower's property and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor does the Borrower or any Subsidiary engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials. The Bank acknowledges that the Borrower leases a portion of its property to a print shop. Borrower shall cause said print shop to use all hazardous materials in accordance with all applicable laws.

         2.19 ERISA. The Borrower has furnished to the Bank true and complete copies of the latest annual report required to be filed pursuant to
Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in
Section 4043(b) of ERISA ("Reportable Event"), or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither the Borrower nor any Subsidiary has any unfunded liability with respect to any such plan.

         2.20 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

3.       THE LOAN

         3.1 Revolving Loan. The Bank will lend to the Borrower a total principal amount not to exceed the Maximum Loan Amount (the "Revolving Loan") for working capital to be used in the operation of the Borrower's business.
The Revolving Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of the Maximum Loan Amount (the "Revolving Note"). The Revolving Note shall evidence the outstanding principal balance of the Loan, as it may change from time to time. Advances under the Revolving Loan shall be subject to the following terms:

         (a) Advances of proceeds of the Revolving Loan shall be limited to the Maximum Loan Amount at any time outstanding;

         (b) Should there occur any overdraft of any deposit account maintained by the Borrower with the Bank, the Bank may, at its option, disburse funds (whether or not in excess of the Maximum Loan Amount) to eliminate such overdraft and such disbursement shall be deemed an Advance of Loan proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Bank;

         (c) All Advances by the Bank to or for the account of the Borrower, whether or not in excess of the Maximum Loan Amount, shall be considered part of the Indebtedness under the Note, shall bear interest as provided in the Note, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

         (d) The Borrower shall not request and the Bank will not be required to consider requests for Advances after January 31, 1998; provided that the Bank may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances made by the Bank after such date (as it may be extended) shall be binding on the Borrower or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

         3.2 Limitations on Advances. The outstanding balance of the Revolving Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Revolving Loan shall never exceed the lesser of:

         (a)     The Maximum Loan Amount; or

         (b) the "Borrowing Base," which shall be calculated by: (i) adding (A) a sum equal to ninety percent (90%)of the total amount of Eligible Government Accounts to (B) a sum equal to eighty percent (80%) of Eligible Commercial Accounts.

The Borrower shall immediately pay to the Bank any amount by which the Loan exceeds the Borrowing Base or the Maximum Loan Amount, whichever is less. The Bank may, in its discretion, make, or permit to remain outstanding, Advances to the Borrower in excess of the Borrowing Base and/or the Maximum Loan Amount and all such amounts shall be part of the Loan and Indebtedness, shall bear interest as provided in the Note, shall be payable on demand and shall be entitled to all rights and security provided for herein, the Security Agreement and all other Loan Documents.

         3.3 Notice and Manner of Borrowing. All requests for advances shall be made not later than 12:00 noon, Charlotte, N.C. time, on the Business Day of the proposed Advance Date.

         3.4 Calculation of Interest. All interest under the Note or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Bank shall otherwise elect.

         3.5 Special Loan Account. The Borrower shall establish and maintain with the Bank, during the term of the Loan, a demand deposit account (the "Special Loan Account") into which the Borrower shall deposit, as received, all proceeds from the sale of Inventory and collection of Accounts and other Collateral in the form of checks, drafts, cash or the like, and all such proceeds shall constitute Collateral. The Bank shall debit collected funds from the Special Loan Account and apply the balance thereof against the outstanding balance of the Revolving Note on or after the Business Day following the Business Day of deposit. The Bank may, but shall not be required to, apply to the Loan any amounts represented by uncleared checks, subject to collection. Unless the Bank shall agree to other arrangements, the Borrower shall direct (by instruction on invoices and otherwise) all Account Debtors to make payments to a designated post office box under the control of the Bank, which payments shall be deposited directly into the Special Loan Account. The

Borrower shall pay the Bank's reasonable fees and charges in connection with such lock-box arrangement.

         3.6 Revolving Credit Unused Line Fee. The Borrower shall pay to the Bank a quarterly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one quarter of one percent (.25%) per annum on the average daily unused and undisbursed portion of the Loan in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Bank on the first day of the next calendar quarter, commencing on the first such date following the date hereof, and at the maturity of the Loan.

         3.7 Administration Fee. The Borrower agrees to pay to the Bank an administration fee (the "Administration Fee") for administrative services performed in conjunction with the Loan. The Administration Fee will be in the amount of $1,667.00 per month and shall be payable on a monthly basis, in advance, on the first day of each month until all Indebtedness have been paid in full.

         3.8 Debit for Interest and Expenses. The Bank may debit the Special Loan Account and/or make Advances to the Borrower (whether or not in excess of the Maximum Loan Amount and/or the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which the Bank may be entitled from time to time and the Bank is hereby irrevocably authorized to do so without consent of the Borrower.

         3.9 Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

         3.10 Sales Tax. The Borrower shall notify the Bank if any Account includes any sales or other similar tax and the Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances or charge the Special Loan Account therefor. In no event shall the Bank be liable for any such taxes.

4. CONDITIONS PRECEDENT TO BORROWING. Prior to any Advance of the proceeds of any Loan, the following conditions shall have been satisfied, in the sole opinion of the Bank and its counsel:

         4.1 Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, the Bank will not make the initial Advance under the Revolving Loan unless and until the following conditions shall have been satisfied:

                 (a) Loan Documents. The Borrower and each other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan Documents, all in form and substance satisfactory to the Bank.

                 (b) Supporting Documents. The Borrower shall cause to be delivered to the Bank the following documents:

                          (i)     A copy of the governing instruments of the
Borrower and each Subsidiary, and a good standing certificate of the Borrower and each Subsidiary, certified by the appropriate official of its state of incorporation and the State of Virginia, if different;

                          (ii)    Incumbency certificate and certified
resolutions of the board of directors (or other appropriate Persons) of the Borrower and each other Person executing any Loan Documents authorizing the execution, delivery and performance of the Loan Documents; and

                          (iii)   UCC-11 searches and other Lien searches
showing no existing security interests in or Liens on the Collateral other than the security interests of the Bank.

                 (c) Insurance. The Borrower shall have delivered to the Bank satisfactory evidence of insurance meeting the requirements of Section 5.3 ("Insurance").

                 (d) Perfection of Liens. UCC-l financing statements and, if applicable, certificates of title covering the Collateral executed by the Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, the Security Agreement and the financing statements shall duly have been paid.

                 (e) Additional Documents. The Borrower shall have delivered to the Bank all additional opinions, documents, certificates and other assurances that the Bank or its counsel may require.

         4.2 Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request:

                 (a) Advance Request. The Borrower shall have delivered to the bank an Advance Request and other information, as required under in
Section 3.3 ("Notice and Manner of Borrowing").

                 (b) No Default. No default shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                 (c) Correctness of Representations. All representations and warranties made by the Borrower herein or otherwise in writing in connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                 (d) No Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                 (e) Periodic Report. The Bank shall have received a current Accounts Receivable Report and a current Inventory Report (as required by Section 5.6 ("Financial Information") sufficient in form and substance to calculate and verify the Borrowing Base.

                 (f) Further Assurances. The Borrower shall have delivered such further documentation or assurances as the Bank may reasonably require.

5. COVENANTS OF THE BORROWER. The Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Bank shall otherwise consent in writing, the Borrower and each Subsidiary:

         5.1 Use of Loan Proceeds. Shall use the proceeds of the Loan only for the commercial purposes permitted herein or otherwise permitted by the Bank and furnish the Bank all evidence that it may reasonably require with respect to such use.

         5.2 Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

         5.3 Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by the Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to the Bank. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Bank, shall name and directly insure the Bank as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to the Bank.

         5.4 Notice of Default. Shall provide to the Bank immediate notice of (a) the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

         5.5 Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto, at such times and in such manner as may be reasonably required by the Bank and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as the Bank may desire) by the Bank as the Bank may deem necessary or desirable from time to time.
Each such audits, reviews and inspections shall be borne by the Borrower, at the cost of $1,500 per audit, provided, that prior to the occurrence of a Default, no more than two (2) audits will be performed in any calendar year.

         5.6 Financial Information. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Bank the following periodic financial information:

                 (a) Periodic Borrowing Base Reports. Within twenty (20) days of the end of each calendar month (or more frequently if required by the Bank), a report listing Accounts and all Eligible Accounts of the Borrower as of the last Business Day of such month (the "Accounts Receivable Report") which shall include the amount and age of each Account, the name and mailing address of each Account Debtor and such other information as the Bank may require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to the Bank;

                 (b) Monthly Reports. Within twenty (20) days after the end of each calendar month, an income statement and a balance sheet prepared in accordance with generally accepted accounting principles, as at the end of any for such month and year-to-date, each certified by the chief financial officer of the Borrower as being true and accurate;

                 (c) Quarterly Reports. Within forty five (45) days after the end of each calendar quarter, a contract backlog report in form and substance satisfactory to the Bank, certified by the chief financial officer or president of the Borrower as being true and accurate;

                 (d) Annual Reports. Within ninety (90) days after the end of each fiscal year, an income statement, balance sheet and cash flow statement of the Borrower for such year, and a balance sheet as of the end of such year, prepared in accordance with generally accepted accounting principles, certified by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Bank; and

                 (e) No Default Certificates. Together with each report required by Subsection (b) and (c), shall submit a certificate of its president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto, and in addition, shall cause the Borrower's independent auditors (if applicable) to submit to the Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a

Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof. If the Borrower has Subsidiaries, the financial statements required above shall be in consolidated and, if required by the Bank, consolidating form for the Borrower and all Subsidiaries required by generally accepted accounting principles to be consolidated for financial reporting purposes. In addition to the financial statements required herein, the Bank reserves the right to require other or additional financial or other information concerning the Borrower, its Subsidiaries, and/or the Collateral.

         5.7 Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

         5.8 Liens. Shall not create or permit to exist any Liens on any of its property except Permitted Liens.

         5.9 Dividends. Shall not pay or declare any dividends (other than stock dividends and S Corporation distributions in connection with any initial public offering of the Borrower) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder.

         5.10 Merger, Sale, Etc. Shall maintain its corporate existence, good standing and necessary qualifications to do business and shall not merge or consolidate with any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business), or sell or otherwise dispose of stock of any Subsidiary. The Borrower can acquire all or substantially all of the assets of, or fifty percent (50%) or more of any class of equity interest of, any Person, with the prior written approval of the Bank.

         5.11 Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries, and (e) endorsement of negotiable instruments for collection in the ordinary course of business.

         5.12 Change in Business. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

         5.13 Accounts. (a) shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and
(b) shall notify the Bank promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

         5.14 Transactions with Affiliates. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in, after written notice to the Bank, if upon terms not less favorable to the Borrower or such Subsidiary than if no such relationship existed. Any such Affiliate may be a director, officer, employee of the Borrower or any Subsidiary, subject to the limitations on compensation contained in this section and elsewhere in this Agreement.

         5.15 No Change in Name, Offices; Removal of Collateral. Shall not, unless it shall have given sixty (60) days' advance written notice thereof to the Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9. ("Location").

         5.16 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

         5.17 Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.18 Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes except that the Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Bank may require bonding or other assurances).

         5.19 Subordination. Shall cause all debt and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to the Bank.

         5.20 Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by the Bank, neither the Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

         5.21 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent, other than the acquiring of Fairfax Communications Ltd.

         5.22 Compliance with Assignment Laws. Shall if required by the Bank comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

         5.23 Further Assurances. Shall take such further action and provide to the Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

         5.24 Withholding Taxes. Pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

         5.25 Financial Covenants. At all times, the Borrower shall be in compliance with the following financial covenants tested quarterly on a consolidated basis:

                          (a)     The Tangible Net Worth of the Borrower shall
not be less than $3,750,000 at any time, except for any temporary decrease in equity due to the S Corporation distributions at the time of any initial public offering as permitted under Section 5.9 hereof, provided, however that any such deficiency shall be eliminated immediately after the completion of such initial public offering;

                          (b)     The ratio of Total Liabilities of the
Borrower to Tangible Net Worth of the Borrower shall not be more than 3.50 to
1.0 at all times;

                          (c)     The ratio of Total Funded Debt of the
Borrower to EBITDA shall not be exceed 3.00 to 1.00 at all times; and

                          (d)     The Borrower shall maintain a Debt Service
Coverage of not less than the following amounts at the following times:

        Debt Service Coverage:         Quarter Ending:
        ---------------------          --------------
           1.4 to 1.0                  March 31, 1997;
           1.4 to 1.0                  June 30, 1997;
           1.4 to 1.0                  September 30, 1997; and
           1.5 to 1.0                  December 31 and at all times thereafter.

         5.26 Government Accounts. Immediately notify the Bank if any of the Accounts arise out of contracts with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof, and execute any instruments and take any steps required by the Bank in order that all moneys due and to become due under such contracts having a value in excess of $500,000 and a term in excess of six months shall be assigned to the Bank and notice thereof given to the government under the Federal Assignment of Claims Act or any other applicable law.

6.       DEFAULT.

         6.1 Events of Default. Each of the following shall constitute an Event of Default:

                 (a) Any representation or warranty made by the Borrower or any other party to any Loan Document (other than the Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                 (b) There shall occur any default by the Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within any grace period provided in such Note or in the document or instrument evidencing such Indebtedness); or

                 (c) There shall occur any default by the Borrower or any other party to any Loan Document (other than the Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 6 and such default is not cured within any grace period provided in this Agreement or such other Loan Document; or

                 (d) Any other obligation now or hereafter owed by the Borrower or any Subsidiary or Guarantor to the Bank shall be in default and not cured within any period of grace provided therein or any such Person shall be in default under any obligation in excess of $25,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                 (e) The Borrower or any Subsidiary shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets,
(ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                 (f) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of such Person any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

                 (g) Any security interest or Lien of the Bank hereunder or under any other Security Agreement shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

                 (h) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured; or

                 (i) A judgment in excess of $25,000 shall be rendered against the Borrower or any Subsidiary or Guarantor and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $25,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of the Borrower or any Subsidiary by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                 (j) The Borrower or any Subsidiary shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Special Loan Account or otherwise presented to the Bank and for which the Borrower has received provisional credit; or

                 (k)      The Bank, in good faith, shall deem itself insecure.

         6.2 Remedies. If any Default shall occur, the Bank may, without notice to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loans. Should (a) any Event of Default under Sections 6.1(g), (h), (k) or (l) occur and not be cured within thirty (30) days following delivery of written notice thereof by the Bank to the Borrower (which notice shall be complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested) or (b) any other Event of Default occur, the Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower to collect the Indebtedness, exercise any remedy available to the Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Bank to exercise any other remedies.

         6.3 Receiver. In addition to any other remedy available to it, the Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Borrower and any costs and expenses incurred by the Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

7.       SECURITY AGREEMENT.

         7.1     Security Interest.

                 (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Bank, the Borrower hereby pledges to the Bank and gives the Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Collateral, whether now owned or hereafter acquired by the Borrower.

                 (b) Except as herein or by applicable law otherwise expressly provided, the Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Borrower agrees to take such steps. In any case the Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Borrower may have reasonably requested the Bank to take and the Bank's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Bank of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of the Bank's options, powers or rights under this Agreement or otherwise arising.

                 (c) The Bank may at any time and from time to time, with or without notice to the Borrower, (i) transfer into the name of the Bank or the name of the Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to the Bank of any amounts due or to become due thereon and (iii) receive and after a default direct the disposition of any proceeds of any Collateral.

         7.2     Remedies.

                 (a) If an Event of Default shall have occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Bank, the Borrower will promptly assemble the Collateral and make it available to the Bank at a place to be designated by the Bank. The Borrower agrees that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. The Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

                 (b) If an Event of Default shall have occurred and be continuing, the Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel paper or for proceeds of any Collateral (either in the Borrower's name or the Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Borrower appoints the Bank as the Borrower's attorney-in-fact to endorse the Borrower's name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds.

         7.3 Power of Attorney. The Borrower authorizes the Bank at the Borrower's expense to file any financing statements relating to the Collateral (without the Borrower's signature thereon) which the Bank deems appropriate and the Borrower irrevocably appoints the Bank as its attorney-in-fact to execute any such financing statements in the Borrower's name and to perform all other acts which the Bank deems appropriate to perfect and to continue perfection of the security interest of the Bank. The Borrower hereby appoints the Bank as the Borrower's attorney-in-fact to endorse, present and collect on behalf of the Borrower and in the Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which the Borrower may be owed.

         7.4 Entry. The Borrower hereby irrevocably consents to any act by the Bank or its agents in entering upon any premises for the purposes of either
(i) inspecting the Collateral or (ii) taking possession of the Collateral and the Borrower hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

         7.5 Deposits; Insurance. Upon the occurrence and continuance of an Event of Default, the Borrower authorizes the Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

         7.6 Other Rights. The Borrower authorizes the Bank without affecting the Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Bank in its sole discretion may determine.

         7.7 Accounts. Before or after any Event of Default, the Bank may notify any Account Debtor of the Bank's security interest and may direct such Account Debtor to make payment directly to the Bank for application against the Indebtedness. Any such payments received by or on behalf of the Borrower at any time, whether before or after default, shall be the property of the Bank, shall be held in trust for the Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of the Borrower in an account with the Bank) and shall be immediately delivered to the Bank in the form received. The Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

         7.8 Tangible Collateral. Except as otherwise provided herein or agreed to in writing by the Bank, no Inventory or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. Upon the occurrence of any Event of Default, the Borrower shall, upon the request of the Bank, promptly assemble all tangible Collateral for delivery to the Bank or its agents. No tangible Collateral shall be allowed to become a fixture unless the Bank shall have given its prior written authorization.

         7.9 Waiver of Marshalling. The Borrower hereby waives any right it may have to require marshalling of its assets.

         7.10 Waiver of Automatic Stay. The Borrower hereby waives the application of the automatic stay of enforcement provided in Section 362 of the United States Bankruptcy Code and agrees that the Bank may proceed with enforcement and collection notwithstanding the filing of a petition in bankruptcy.

8.       MISCELLANEOUS.

         8.1 No Waiver, Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

         8.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Bank to the Borrower, and until this Agreement is formally terminated in writing.

         8.3 Expenses. Whether or not the Loans herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for the Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or the Borrower's or Bank's interests therein, the Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, the Borrower agrees to pay and save the Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Bank or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loans and termination of this Agreement.

         8.4 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

         The Bank:                FIRST UNION COMMERCIAL CORPORATION
                                  Government Contracting and Technology Group
                                  1970 Chain Bridge Road, VA 1942
                                  McLean, Virginia 22102
                                  Attn: Molly Gorman

         The Borrower:            ADVANCED COMMUNICATION SYSTEMS, INC.
                                  10089 Lee Highway
                                  Fairfax, Virginia 22030
                                  Attn: Dev Ganesan, Chief Financial Officer

         8.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the Commonwealth of Virginia and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

         8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank, and their respective successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Bank, and any such assignment made without such consent will be void.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

         8.8 No Usury. Notwithstanding anything contained in this Agreement, the Note, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Bank or paid by the Borrower, the Borrower shall be entitled to the reimbursement of such excess together with interest thereon at the highest lawful rate at the time of such overcharge.

         8.9 Powers. All powers of attorney granted to the Bank are coupled with an interest and are irrevocable.

         8.10 Approvals. If this Agreement calls for the approval or consent of the Bank, such approval or consent may be given or withheld in the discretion of the Bank unless otherwise specified herein.

         8.11    Jurisdiction, Service of Process.

                 (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any court in respect thereof may be brought in the courts of Fairfax County, Virginia or in the U.S. District court for the Eastern District of Virginia as the Bank (in its sole discretion) may elect, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. Service of process in any such case may be had against the Borrower by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Borrower agrees that such service shall be valid in all respects for establishing personal jurisdiction over it.

                 (b) In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Fairfax County, Virginia or the U.S. District Court for the Eastern District of Virginia, as selected by the Bank, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Fairfax County, Virginia or in such District Court has been brought in an inconvenient forum.

         8.12 Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         8.13 ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Loan Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or Federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to swap agreements.

         8.14 Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the Bank and the Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Bank and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment.

Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

The Borrower and the Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                FIRST UNION COMMERCIAL CORPORATION


                                By: /s/ SHAUN V. KELLEY
                                   ----------------------------------
                                   Shaun V. Kelley
                                   Title:

                                ADVANCED COMMUNICATIONS SYSTEMS, INC.


                                By: /s/ DEV GANESAN
                                   ----------------------------------
                                   Name: Dev Ganesan
                                   Title: Chief Financial Officer

                              SCHEDULE OF EXHIBITS


         (IF ANY EXHIBIT IS OMITTED, THE INFORMATION CALLED FOR THEREIN
                SHALL BE CONSIDERED "NONE" OR "NOT APPLICABLE")


Exhibit                     Section Reference            Title
-------                     -----------------            -----
  1.1B                 1.1 ("Eligible Accounts")         Ineligible Accounts
  1.1C                 1.1 ("Permitted Debt")            Permitted Debt
  1.1D                 1.1 ("Permitted Liens")           Permitted Liens
  2.3                  2.3 ("Financial Condition")       Contingent Liabilities
  2.4                  2.4 ("Litigation")                Litigation
  2.9                  2.9 ("Location")                  Offices of Borrower
  2.17                 2.17 ("Subsidiaries")             List of Subsidiaries

                                  EXHIBIT 1.1B

                         ADDITIONAL INELIGIBLE ACCOUNTS



The following shall be additional ineligible accounts:

          1. Those amounts invoiced whose payment is retained by account debtor pending final inspection and acceptance, sometimes referred to as "retainage".

          2. Those portions of any account that are milestone billings (other than authorized billed milestones) final billings, or rate variances.

                                  EXHIBIT 1.1C

                                 PERMITTED DEBT


The following shall be additional Permitted Debt:


          1. Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

          2.       Debt of any Subsidiary to the Borrower or another
Subsidiary.

                                  EXHIBIT 1.1D

                                PERMITTED LIENS


The following shall be additional Permitted Liens:

  1. Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws.

  2. Attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business.

  3. Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of equipment, provided that such Lien does not secure more than the purchase price of such equipment and does not encumber property other than the purchased property.

                                  EXHIBIT 2.3

                             CONTINGENT LIABILITIES



          The following are contingent liabilities of the Borrower, Subsidiaries and/or Guarantors:

[DESCRIBE LISTING LIABLE PARTY, MAXIMUM POTENTIAL LIABILITY, NATURE OF LIABILITY AND ITS CURRENT STATUS]

                                  EXHIBIT 2.4

                                   LITIGATION



          Describe any suit or proceeding pending or threatened :


[DESCRIBE ANY SUIT OR PROCEEDING PENDING OR THREATENED BEFORE ANY COURT, GOVERNMENTAL OR REGULATORY AUTHORITY, COMMISSION, BUREAU OR AGENCY OR PUBLIC REGULATORY BODY.]

                                  EXHIBIT 2.9

                              OFFICES OF BORROWER


List any offices of Borrower or Subsidiary not listed in Section 8.4.



Advanced Communication Systems, Inc.
10089 Lee Highway
Fairfax, Virginia 22030

                                  EXHIBIT 2.17

                              LIST OF SUBSIDIARIES





Fairfax Communications Ltd.

                                IMPORTANT NOTICE

         THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.


                           REVOLVING PROMISSORY NOTE

$5,000,000.00
                                                                McLean, Virginia
                                                                   March 1, 1997


         FOR VALUE RECEIVED, ADVANCED COMMUNICATIONS SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of FIRST UNION COMMERCIAL CORPORATION, a North Carolina banking corporation, its successors and assigns (the "Lender"), the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Principal Sum"), or so much thereof as has been or may be advanced or readvanced to or for the account of the Borrower pursuant to the terms and conditions of the Financing Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

         1. INTEREST. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the fluctuating prime rate of interest established and declared by the Lender from time to time (the "Prime Rate") plus the Additional Percentage (as hereinafter defined). The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers. The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                 For purposes hereof, the "Additional Percentage" shall mean the percentage applicable to this Note in accordance with the following:

                          (x)     If the Borrower's Total Funded Debt divided
by EBITDA is greater than or equal to 2.0 to 1.0, the Additional Percentage shall be one quarter of one percent (.25%); and

                          (y)     If the Borrower's Total Funded Debt divided
by EBITDA is less than 2.0 to 1.0, the Additional Percentage shall be zero percent (0.00%).

         For purposes of this Note, the terms Total Funded Debt and EBITDA shall have the meanings attributed to such terms in the Financing Agreement (hereinafter defined).

         The initial Additional Percentage shall be calculated based on the Borrower's financial statements for the quarter ending December 31, 1996. Thereafter, the applicable Additional Percentage shall be calculated and adjusted quarterly, based on the quarterly financial statements required to be submitted to the Lender pursuant to Section 5.6 (c) of the Financing Agreement. Such quarterly changes shall be effective commencing five (5) Business Days after submission by the Borrower of the required financial statements; it being understood, however, that in the event the quarterly financial statements are not submitted when due, the Applicable Percentage shall be one quarter of one percent (.25%) until such financial statements are submitted as required, at which time the Applicable Percentage (for the balance of the calendar quarter) shall be determined as set forth above.

                 (c) All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                 (d) In respect to any interest rate election hereunder and any transactions contemplated hereby, the Borrower authorizes the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of Terry Hileman on behalf of the Borrower. The Borrower acknowledges that the transmission between the Borrower and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrower hereby assumes all risk of loss and responsibility for, release and discharge the Lender from any and all responsibility or liability for, and agree to indemnify, reimburse on demand and hold the Lender harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) the Lender's acceptance, reliance and actions upon, compliance with or observation of any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct.

         2. PAYMENTS AND MATURITY. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

                 (a) Interest only on the unpaid Principal Sum shall be due and payable monthly, commencing March 31, 1997, and on the last day of each month thereafter to maturity; and

                 (b) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on February 28, 1998.

         The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

         3. DEFAULT INTEREST. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at a rate (the "Default Rate") two percent (2%) per annum in excess of the then current rate or rates of interest hereunder until such Event of Default is cured.

         4. LATE CHARGES. If the Borrower shall fail to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

         5. APPLICATION AND PLACE OF PAYMENTS. All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of any prepayment fee then due hereunder, third to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in McLean, Virginia or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

         6. FINANCING AGREEMENT AND OTHER FINANCING DOCUMENTS. This Note is the "Note" described in a Financing and Security Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement"). The indebtedness evidenced by this Note is included within the meaning of the term "Obligations" as defined in the Financing Agreement. The term "Financing Documents" as used in this Note shall mean collectively this Note, the Financing Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Financing Agreement.

         7.      SECURITY.  This Note is secured as provided in the Financing
Agreement.

         8. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this
Note:

                 (a) The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

                 (b) The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Financing Documents.

         9. REMEDIES. Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

         10.     CONFESSED JUDGMENT.   (a) The Borrower hereby appoints and
designates Charles M. English, Jr. Esquire, as its duly constituted attorney-in-fact to confess judgment against the Borrower pursuant to the provisions hereof and of Section 8.01-432 of the Code of Virginia of 1950, as amended, which judgment shall be confessed in the Clerk's Office of the Circuit Court of Fairfax County, Virginia. The Borrower shall, upon the Lender's request, name such additional or alternative persons designated by the Lender as the Borrower's duly constituted attorney or attorneys-in-fact to confess judgment against the Borrower in accordance with the terms hereof.
Furthermore, upon the Lender's request, the Borrower shall agree to the designation of any additional circuit courts in the Commonwealth of Virginia in which judgment may be confessed against the Borrower.

                 (b) Upon the occurrence of an Event of Default, the Borrower hereby authorizes the above designated attorney-in-fact or any successor named therefor to confess judgment against the Borrower for the amount of the unpaid Principal Sum, all interest accrued and unpaid thereon, and all other amounts payable by the Borrower to the Lender under the terms of this Note or any of the other Financing Documents, together with court costs and attorneys' fees of fifteen percent (15%) of the unpaid Principal Sum and interest then due hereunder. The Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which the Borrowers may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force or which may hereafter be enacted. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

                 (c) The Borrower represents and warrants that it is not a natural person and that the obligations evidenced by this Note were not incurred for personal, family or household purposes

         11. MISCELLANEOUS. Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

         12. PARTIAL INVALIDITY. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

         13. CAPTIONS. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

         14.     APPLICABLE LAW.    The Borrower acknowledges and agrees that
this Note shall be governed by the laws of the Commonwealth of Virginia even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

         15. CONSENT TO JURISDICTION. The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Note or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.

         16. SERVICE OF PROCESS. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (ii) serving a copy thereof upon Dev Ganesan, the agent hereby designated and appointed by the Borrower as the Borrower's agent for service of process. The Borrower irrevocably agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

         17. WAIVER OF TRIAL BY JURY. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

         THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE

MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         18. ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Financing Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Financing Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney.

Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         19. PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, the Lender and the Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Lender and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Financing Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         The Borrower and the Lender agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         20. Transferability. Nothing in this or any other documents regarding the transaction herein shall prohibit the Lender from pledging or assigning this Note including any of the collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

WITNESS OR ATTEST:                      ADVANCED COMMUNICATIONS SYSTEMS, INC.


                                        By: /s/ DEV GANESAN          (SEAL)
------------------------------             --------------------------
                                           Name: Dev Ganesan
                                           Title: Chief Financial Officer